UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2011
SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646

(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400
Charlotte, North Carolina	28210

(Address of Principal Executive Offices)	(Zip Code)
(704) 364-7707
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stock Incentive Plan
     On May 5, 2011, the stockholders of Swisher Hygiene Inc. (“Swisher Hygiene” or the “Company”) approved the Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan (the “Stock Incentive Plan”) at Swisher Hygiene’s 2011 Annual Meeting of Stockholders. The purposes of the Stock Incentive Plan are to attract, retain and reward employees, officers, directors (employee or non-employee directors) or consultants of the Company and its subsidiaries and affiliates, and other persons who may provide services to the Company (“Eligible Individuals”) and to link compensation to measures of performance; thereby providing (1) additional incentives to such persons to create stockholder value and (2) such persons with an opportunity to acquire a proprietary interest in the Company. The Stock Incentive Plan will allow us to grant a variety of stock-based and cash-based awards to Eligible Individuals.
Description of the Stock Incentive Plan
     The following is a brief description of the Stock Incentive Plan’s material features. This description is qualified in its entirety by reference to the full text of the Stock Incentive Plan, which is an exhibit to this report and is incorporated herein by reference.
     Administration. The Stock Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Committee has the full authority to administer and interpret the Stock Incentive Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the Stock Incentive Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Stock Incentive Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Stock Incentive Plan or the administration or interpretation thereof. In connection with this authority, the Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Committee administering the Stock Incentive Plan will consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as the Company is subject to Section 162(m) of the Internal Revenue Code (the “Code”), qualify as an outside director for purposes of Section 162(m) of the Code; if no Committee exists, the function of the Committee will be performed by the Board, provided, however, that a Committee shall be created prior to the grant of awards to a covered employee and that grants of awards to a covered employee shall be made only by such Committee.
     Eligibility. Officers, employees, including persons who have agreed to become employees, directors of, and persons providing substantial bona fide personal services to, the Company and certain related entities are eligible to be selected as award recipients. Incentive stock options may only be granted to employees of the Company that meet the required definition for purposes of incentive stock options under the Code.

     Type of Awards. The Stock Incentive Plan gives the Committee the flexibility to grant a variety of instruments including stock options, restricted stock, restricted stock units (“RSUs”), stock appreciation rights, performance shares and performance units. Awards may be granted alone or in combination with any other award granted under the Stock Incentive Plan or any other plan. The Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award.
     Limitations on Awards. The aggregate number of shares that may be issued under the Stock Incentive Plan will not exceed 11,400,000. A maximum of 6,000,000 shares may be subject to grants of incentive stock options. A maximum of 5,700,000 shares may be issued in connection with awards other than stock options and stock appreciation rights that are settled in common stock. A maximum of 600,000 shares may be subject to grants of stock options or stock appreciation rights to any one Eligible Individual during any one fiscal year. A maximum of 350,000 shares may be subject to grants of performance shares, restricted stock, and awards of common stock to any one Eligible Individual during any one fiscal year. The maximum value at grant date of grants of performance units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000. Shares issued under the Stock Incentive Plan that are reacquired by the Company in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will generally not be treated as having been issued for purposes of the share limitation. Shares delivered under the Stock Incentive Plan may be newly issued shares, treasury shares, or shares acquired in the open market.
     Awards may not be assigned other than by will or the laws of descent and distribution.
     Unless permitted under the rules and regulations of the Toronto Stock Exchange, the number of shares of common stock which may be issued to Insiders (as defined below) at any time and the number of awards that may be granted to Insiders within the 12 month period under the Stock Incentive Plan and under each of the Corporation’s other securities based compensation arrangements, may not exceed in aggregate, 10% of the issued common stock. The term “Insiders” generally includes the Company’s directors, executive officers and shareholders of the Company that own more than 10% of the Company’s stock (by voting power).
     The following describes the treatment of the awards under the Stock Incentive Plan in the event of participant’s termination of employment or other service with the Company. Unvested stock options shall expire upon the earlier of the date of participant’s termination of employment or other service with the Company or expiration of the stock option’s term. Once vested, stock options shall expire on the earlier of: (i) 90 days following a participant’s termination of employment or other service with the Company for reasons other than cause, disability or death; (ii) one year following a participant’s termination of employment or other service with the Company by reason of disability or death; and (iii) the expiration of the stock option’s term. In the event the termination is for cause, any option held by the participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination. Restricted stock and restricted stock units shall be immediately forfeited and, in the case of restricted stock, returned to the Company, if a participant’s employment or other service with the Company terminates for any reason. Performance shares and performance units shall be cancelled and forfeited immediately upon termination unless such termination is as a result of death or disability, in which case the participant or their estate, devisee or heir at law shall be entitled to a proportionate payment at the end of the applicable performance period.

     Adjustments. In the event outstanding shares of the Company common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, the Committee will adjust the number and kind of shares subject to the aggregate and individual share limitations to the extent equitable and appropriate. The Committee will also make appropriate and equitable adjustments to outstanding awards upon occurrence of these events to preserve the awards without enhancing their value. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award.
     Amendment, Termination. Our Board may amend, suspend, discontinue, or terminate the Stock Incentive Plan or the Committee’s authority to grant awards under the Stock Incentive Plan without stockholder approval, provided that stockholder approval will be required for any amendment that will require stockholder approval as a matter of law or regulation including the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted.
     Stockholder approval shall be required for any amendment: (i) that changes the class of individuals eligible to receive awards under the plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to awards that are granted under the plan; (iii) the approval of which is necessary to comply with federal or state law; (iv) any amendment to increase or remove the insider participation limit set forth in the Stock Incentive Plan; or (v) that proposes to eliminate a requirement provided under the Stock Incentive Plan that the Company stockholders must approve an action to be undertaken under the Stock Incentive Plan.
     Code Section 409A. It is intended that awards granted under the Stock Incentive Plan either be exempt from or comply with the requirements of Code Section 409A. The Committee may amend any outstanding award without the participant’s consent if such amendment is required to either comply with Section 409A of the Code or prevent the participant from being subject to any tax or penalty under Section 409A.
     Subject to stockholder approval, which approval was obtained on May 5, 2011, on November 2, 2010, our named executive officers were granted equity awards under the Stock Incentive Plan as follows: (1) Steven R. Berrard received 251,196 RSUs and 107,656 stock options; (2) Thomas Aucamp received 110,526 RSUs and 47,368 stock options; (3) Thomas Byrne received 115,550 RSUs and 49,522 stock options; and (4) Hugh Cooper received 122,500 RSUs and 52,500 stock options. In addition, on November 2, 2011, Michael Kipp, who was appointed our Senior Vice President and Chief Financial Officer on May 5, 2011, was granted 66,986 RSUs and 28,708 stock options, which grants were subject to the stockholder approval obtained on May 5, 2011. The RSUs vest in four equal annual installments beginning November 2, 2011. The stock options also vest in four equal annual installments beginning on November 2, 2011 and are exercisable at a price of $4.18 per share.
Performance Incentive Plan
     On May 5, 2011, the stockholders of Swisher Hygiene approved the Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan (the “Performance Incentive Plan”) at Swisher Hygiene’s 2011 Annual Meeting of Stockholders. The purpose of the Performance Incentive Plan is to attract, retain and motivate key employees by providing cash performance bonuses to designated key employees of Swisher Hygiene or its subsidiaries.

Description of the Performance Incentive Plan
     The following is a description of the Performance Incentive Plan’s material features. This description is qualified in its entirety by reference to the full text of the Performance Incentive Plan, a copy of which is an exhibit to this report and is incorporated herein by reference.
     Administration. The Performance Incentive Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Performance Incentive Plan; (ii) approve the designation of eligible participants; (iii) set the performance criteria for awards under the Performance Incentive Plan within the Performance Incentive Plan guidelines; (iv) determine the timing and form of amounts to be paid out under the Performance Incentive Plan and the conditions for payment thereof; (v) certify attainment of performance goals and other material terms; (vi) reduce performance bonuses as provided in the Performance Incentive Plan; (vii) authorize the payment of all benefits and expenses of the Performance Incentive Plan as they become payable under the Performance Incentive Plan; (viii) adopt, amend and rescind rules and regulations relating to the Performance Incentive Plan; and (ix) make all other determinations and take all other actions necessary or desirable for the Performance Incentive Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Performance Incentive Plan in the manner and to the extent it shall deem necessary to carry this Performance Incentive Plan into effect, but only to the extent such action would be permitted under Code Section 162(m). The Committee shall be appointed by the Board to administer this Performance Incentive Plan; it is intended that all of the members of the Committee shall satisfy the requirements to be outside directors, as defined under Code Section 162(m).
     Eligibility. Key employees of the Company and its subsidiaries are eligible to be selected as award recipients under the Performance Incentive Plan.
     Awards and Performance Goals. Under the Performance Incentive Plan the Committee may grant Performance Incentive Eligible Individuals cash awards (the “Awards”). The Committee will determine the size of each Award to be granted and all other terms and conditions of each Award. Unless otherwise provided by the Committee, the payment of the Awards shall be contingent on achievement of one or more of certain performance goals (the “Performance Goals”). Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and similar type events or circumstances. To the extent any such provision would create impermissible discretion such that the Awards may not meet Code Section 162(m) performance-based exception, such provision shall be of no force or effect. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion:
i.	the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets;

ii.	the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations;

iii.	the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof;

iv.	the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof;

v.	the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

vi.	the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations;

vii.	the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions;

viii.	the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital;

ix.	the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on shareholder equity;

x.	the attainment of certain target levels in the fair market value of the Company’s common stock;

xi.	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

xii.	successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; and/or

xiii.	the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).
     In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or subsidiary, division or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.
     Maximum Award. The maximum amount of Award payable to a Performance Incentive Eligible Individual during any one fiscal year of the Company is $1,500,000.

     Subject to stockholder approval, which approval was obtained on May 5, 2011, on February 10, 2011, the Committee approved 2011 annual cash incentive bonus targets as a percentage of annual base salaries for each of the named executive officers as follows: Mr. Berrard — 60%; Mr. Byrne — 50%; Mr. Aucamp — 50%; and Mr. Cooper 40%. Also, on May 5, 2011, the Committee approved a cash incentive bonus target of 50% of base salary for Mr. Kipp. The payment of such bonuses is based on the Company achieving its budgeted EBITDA (earnings before interest, taxes, depreciation and amortization) for the fiscal year ending December 31, 2011 and, as a result, the amounts that will be received by each of the named executive officers, under the Performance Incentive Plan are not presently determinable.
Appointment of Officers
     On May 5, 2011, the Board of Swisher Hygiene appointed Michael Kipp, 56, as Senior Vice President and Chief Financial Officer. Mr. Kipp has served as the Company’s chief accounting officer since the Company’s merger with Swisher International Inc., which was completed on November 2, 2010, and has previously served as the chief accounting officer for Swisher International Inc. since July 2010. Before that, Mr. Kipp was the co-Founder and President of Strategic Advisory Service, a business advisory firm which he co-founded in 2008. From 2003 through 2008, Mr. Kipp served as President and Chief Financial Officer of SUSS MicroTec Inc., a leading public company manufacturer of capital equipment to the semiconductor marketplace. From 1999 to 2003, Mr. Kipp served as Vice President, Corporate Controller of ANC Rental Corporation, the parent company of Alamo and National Car Rental. From 1997 to 1999, Mr. Kipp was Vice President, Finance for AutoNation, Inc. From 1991 to 1996, he was Vice President of Financial Planning and Reporting of Blockbuster Entertainment. Before 1991, Mr. Kipp held various senior financial positions for other international public companies.
     On May 10, 2011 (the “Effective Date”), the Company and Mr. Kipp entered into an employment agreement providing for his service as the Company’s Senior Vice President and Chief Financial Officer (the “Agreement”). The Agreement expires 24 months from the Effective Date and provides for an annual base salary of $220,000, which may be reviewed annually and adjusted by the Compensation Committee or the Chief Executive Officer, as appropriate. During the term of the Agreement, Mr. Kipp will be eligible to participate in the Company’s Stock Incentive Plan and Performance Incentive Plan. Mr. Kipp’s awards under these plans are set forth above under the discussions of the Stock Incentive Plan and Performance Incentive Plan, respectively. Mr. Kipp will also be eligible to participate in the Company’s health plan and 401(k) plan and to receive such other benefits as are available to our employees of comparable rank.
     Under the terms of the Agreement, Mr. Kipp may be terminated by the Company with or without “Cause” (as such term is defined in the Agreement), with such termination being effective upon written notice from the Company. If Mr. Kipp is terminated for Cause, he or his legal representatives will be entitled to receive: (i) that portion of his unpaid salary prorated through the date of termination, and the Company shall have no further obligations to Mr. Kipp under the Agreement. In particular, upon termination for Cause, the Company shall have no obligation to pay Employee any unpaid awards under the Company’s Performance Incentive Plan or other bonus plan of the Company in which Mr. Kipp then participates that has not become due or payable at the time of the termination and any unvested or unexercised equity awards under the Stock Incentive Plan or any other Company equity plan will immediately be cancelled, except as required by law or any applicable plan. Mr. Kipp’s resignation (other than in connection with a Change in Control as described below) or any other termination of employment by Mr. Kipp, either expressly or by abandonment, the Employee is considered a termination for Cause.
     If Mr. Kipp is terminated by the Company without Cause, he will be entitled to receive (i) continued payment of his salary for a period of twelve (12) months following the date of termination or through the end of the term of the agreement, whichever is greater, or for a period of fifteen months (or through the end of the term of the agreement, whichever is greater) if at such time Mr. Kipp is a full-time resident of Mecklenburg County, North Carolina, or any of the bordering counties and (ii) any unpaid bonus then due and payable to Mr. Kipp pursuant to the terms of the Performance Incentive Plan or any other bonus plan of the Company in which Mr. Kipp participates.
     Upon certain Change in Control events (as defined in the Agreement), if Mr. Kipp is not appointed to a position of comparable title and duties, other than as a result of Mr. Kipp’s rejecting any such offer, then, upon 60 days written notice to the Company, and Company’s failure to so appoint Mr. Kipp to a position of comparable title and duties within 30 days of such notice, Mr. Kipp will be entitled to receive either: (i) the full amount of his compensation through the end of the term or (ii) the full amount of his compensation for a period of eighteen (18) months, which ever is greater, plus accrued and unused vacation time, provided he resigns within 30 days after the Company’s failure to cure.
     The Agreement also includes usual and customary non-solicitation, non-competition, and confidentiality agreements. This description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is an exhibit to this report and is incorporated herein by reference.
     As a result of Mr. Kipp’s appointment as Chief Financial Officer on May 5, 2011, Hugh Cooper will no longer serve as the Company’s principal financial officer and Mr. Cooper was promoted by the Board to Senior Vice President and will continue to serve as the Company’s Treasurer.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On May 5, 2011, Swisher Hygiene held its 2011 Annual Meeting of Stockholders. Below is a summary of the proposals and corresponding votes.
Proposal One: All eight nominees were elected with each director receiving votes as follows:

Nominee	For	Withheld
H. Wayne Huizenga	79,036,196	35,389
Steven R. Berrard	78,948,146	123,439
David Braley	77,693,302	1,378,283
John Ellis Bush	78,971,876	99,709
Harris W. Hudson	79,021,313	50,272
William D. Pruitt	77,679,760	1,391,825
David Prussky	77,684,990	1,386,595
Michael Serruya	79,016,899	54,686

There were 15,451,873 broker non-votes on this proposal for each nominee.
Proposal Two: An amendment to Swisher Hygiene’s certificate of incorporation to increase the authorized number of shares of common stock from 400,000,000 to 600,000,000 was approved as follows:

For	Against	Abstain
92,936,257	1,443,301	143,894

There were six broker non-votes on this proposal.
Proposal Three: An amendment to Swisher Hygiene’s certificate of incorporation to authorize 10,000,000 shares of “blank check” preferred stock was approved as follows:

For	Against	Abstain
72,251,061	6,703,027	117,497

There were 15,451,873 broker non-votes on this proposal.
Proposal Four: An amendment to our certificate of incorporation to permit stockholders to act by written consent in certain cases was approved as follows:

For	Against	Abstain
93,901,697	501,942	119,817

There were two broker non-votes on this proposal.
Proposal Five: The Stock Incentive Plan and the ratification of the awards previously granted under the Plan was approved as follows:

For	Against	Abstain
73,576,090	4,164,037	1,331,458

There were 15,451,873 broker non-votes on this proposal.
Proposal Six: The Performance Incentive Plan was approved as follows:

For	Against	Abstain
78,342,899	637,662	91,024

There were 15,451,873 broker non-votes on this proposal.
Proposal Seven: The non-binding advisory vote on the compensation of our named executive officers (“Say on Pay”) received the following votes:

For	Against	Abstain
76,615,151	583,478	1,872,956

There were 15,451,873 broker non-votes on this proposal.
Proposal Eight: The non-binding advisory vote on the frequency of future “Say on Pay” votes received the following votes:

Every 3 Years	Every 2 Years	Every Year	Abstain
68,801,788	162,210	6,630,138	3,468,449

There were 15,460,873 broker non-votes on this proposal. The Board will take into account the outcome of the vote on this proposal when considering how frequently to seek an advisory vote on Say on Pay in future years.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 9, 2011).

10.2	Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan.

10.3	Employment Agreement of Michael Kipp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2011	SWISHER HYGIENE INC.
	By:	/s/ Steven R. Berrard
Steven R. Berrard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.2	Swisher Hygiene Inc. Senior Executive Officers Performance Incentive Bonus Plan.

10.3	Employment Agreement of Michael Kipp.